UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2006

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California (Address of Principal Executive Offices)	92503-5527 (Zip Code)

Registrant’s telephone number, including area code:    (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Fleetwood Enterprises, Inc.’s Board of Directors has approved a new form of indemnification agreement on behalf of the Company’s officers and directors, attached hereto as exhibits 10.1 and 10.2. The indemnification agreements provide for indemnification to the maximum extent permitted by law for expenses, judgments, fines and amounts paid in settlement as a result of any action, suit, proceeding, or alternative dispute resolution mechanism related to service as a director or officer of the Company. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, attached hereto. As of May 16, 2006 Fleetwood had circulated the agreements for execution by current directors and officers.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Form of indemnification agreement for the Company’s officers.

10.2	Form of indemnification agreement for the Company’s directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2006

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Leonard J. McGill
Name:	Leonard J. McGill
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of indemnification agreement for the Company’s officers.

10.2	Form of indemnification agreement for the Company’s directors.